Exhibit 10.21

CONSENT, WAIVER AND AMENDMENT AGREEMENT

This Consent, Waiver and Amendment Agreement (this “Agreement”), entered into as of March 28, 2013, is made by and among La Jolla Pharmaceutical Company, a California corporation (the “Company”), and the undersigned holders of the Company’s Preferred Stock (defined below) (each a “Holder” and collectively the “Holders”).

WHEREAS, the Company and the Holders entered into a Securities Purchase Agreement dated as of May 24, 2010 (the “Securities Purchase Agreement”);

WHEREAS, the Company and the Holders entered into a Consent and Amendment Agreement dated as of March 29, 2011 (the “Consent and Amendment Agreement”), amending certain of the rights and obligations of the parties arising under the Securities Purchase Agreement;

WHEREAS, the Company and the Holders entered into an Amendment Agreement dated as of June 30, 2011 (the “First Amendment Agreement”), amending certain of the rights and obligations of the parties arising under the Securities Purchase Agreement and the certificate of designations under which the preferred stock held by the Holders was designated and issued (the “Prior Certificate of Designations”);

WHEREAS, the Company and the Holders entered into an Amendment Agreement dated as of August 24, 2011 (the “Second Amendment Agreement”), amending certain of the rights and obligations of the parties arising under the Securities Purchase Agreement and the Prior Certificate of Designations;

WHEREAS, the Company and the Holders entered into a Consent and Amendment Agreement dated as of January 19, 2012 (the “Third Amendment Agreement”), amending certain of the rights and obligations of the parties arising under the Securities Purchase Agreement, approving the entry into the Asset Purchase Agreement (as defined in the Third Amendment Agreement) between the Company and Solana Therapeutics, Inc. and approving the adoption of a “New Certificate of Designations” (as defined in the Third Amendment Agreement);

WHEREAS, subsequent to the closing of the transactions contemplated under the Asset Purchase Agreement, the Company changed its corporate domicile from Delaware to California, whereupon the Company filed Articles of Incorporation with the California Secretary of State (the “Articles of Incorporation”), which effectively replaced the New Certificate of Designations and established the rights, preferences and privileges of the following series of preferred stock, which, upon effectiveness of the Articles of Incorporation, was and is currently the preferred stock held by the Holders: Series C-12 Convertible Preferred Stock (the “Series C-12 Preferred”); Series C-22 Convertible Preferred Stock (the “Series C-22 Preferred” and, together with the Series C-12 Preferred the “Series C Preferred”); Series D-12 Convertible Preferred Stock (the “Series D-12 Preferred”); and Series D-22 Convertible Preferred Stock (the “Series D-22 Preferred” and, together with the Series D-12 Preferred, the “Series D Preferred,” and the Series C Preferred, together with the Series D Preferred, the “Preferred Stock”);

WHEREAS, the Company and the Holders entered into a Consent and Waiver Agreement, dated as of December 7, 2012 (the “Fourth Amendment Agreement”), whereby the Holders waived certain rights arising under the Articles of Incorporation;

WHEREAS, the Holders currently own warrants to purchase “Units,” with each Unit consisting of: (i) one share Series C-22 Preferred; and (ii) a warrant to purchase one share of Series D-22 Preferred (the “Series C-22 Warrants”);

WHEREAS, the Holders wish to waive certain other rights arising under the Articles of Incorporation and also wish to amend the Series C-22 Warrants, with such waiver and amendment being effective as of December 31, 2012, as set forth below;

WHEREAS, the undersigned Holders represent the required threshold to effect such a waiver under the Articles of Incorporation and to amend the Series C-22 Warrants; and

WHEREAS, the undersigned Holders wish to exercise a portion of the Series C-22 Warrants, as amended pursuant to this Agreement, with such exercise being effective as of December 31, 2012.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Capitalized Terms. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Fourth Amendment Agreement.

2. Representations and Warranties of the Holders. Each of the Holders hereby represents and warrants to the Company that, with respect solely to itself and not with respect to any other Holder, each Holder has the requisite power and authority to enter into the Agreement, and if the Holder is an entity, such Holder is a corporation, limited liability company or partnership duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization.

3. Waiver of Certain Rights. The Holders, constituting the Requisite Holders under the Articles of Incorporation, hereby consent to the following actions and hereby irrevocably waive the following rights arising under the Articles of Incorporation, with such waiver being effective as of December 31, 2012:

(a) Pursuant to Article IV(d)(6)(E)(iii) of the Articles of Incorporation, the holders of the Series C Preferred hereby irrevocably waive the provisions set forth under Article IV(d)(6) of the Articles of Incorporation and, accordingly, Article IV(d)(6) of the Articles of Incorporation shall hereafter be of no force or effect.

(b) In light of the waiver of the provisions set forth under Article IV(d)(6) of the Articles of Incorporation, pursuant to Article IV(d)(13)(G) of the Articles of Incorporation, the Requisite Holders hereby irrevocably waive the provisions set forth under Article IV(d)(9)(E) of the Articles of Incorporation.

(c) In light of the waiver of the provisions set forth under Article IV(d)(6) of the Articles of Incorporation, pursuant to Article IV(d)(13)(G) of the Articles of Incorporation, the Requisite Holders hereby irrevocably waive the provisions set forth under Article IV(d)(9)(F) of the Articles of Incorporation.

4. Amendment of Series C-22 Warrants. The Company and the Holders each acknowledge and agree that the Series C-22 Warrants have previously been amended such that, although the warrant refers to Series C-2 Preferred Stock, the term Series C-2 Preferred Stock has been replaced with Series C-22 Preferred, and nothing in this amendment, including referencing Series C-2 Preferred Stock shall change the fact that Series C-2 Preferred Stock actually means Series C-22 Preferred. The Company and each Holder hereby agree to amend each of the Series C-22 Warrants held by such Holders, with such amendment being effective as of December 31, 2012, as follows:

(a) The first paragraph of the Series C-22 Warrant (appearing immediately prior to Section 1 of the Series C-22 Warrants) held by each Holder shall be amended and restated as follows:

“THIS SERIES C-2 PREFERRED STOCK PURCHASE WARRANT (the “Warrant”) certifies that, for value received, [the Holder] (the “Holder”) is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the Issue Date set forth above and on or prior to the close of business on January 19, 2015 (the “Termination Date”) but not thereafter, to subscribe for and purchase from La Jolla Pharmaceutical Company, a California corporation (the “Company”), up to [            ] shares (the “Warrant Shares”) of the Company’s Series C-2 Preferred Stock (the “Series C-2 Preferred Stock”). The purchase price of one share of the Series C-2 Preferred Stock shall be equal to the Exercise Price, as defined in Section 1(b). This Warrant is one of a series of warrants of like tenor issuable by the Company under that certain Securities Purchase Agreement by and among the Company and the Purchasers named therein, dated as of May 24, 2010 (the “Purchase Agreement”) and referred to therein as the Cash Warrants. As used herein, “Warrants” means all such Cash Warrants.”

(b) Section 1(a) shall be amended and restated as follows:

“(a) Exercise of Warrant. Exercise of the purchase rights represented by this Warrant may be made, in whole or in part, at any time or times on or after the Issue Date and on or before the Termination Date by delivery to the Company (the date of such delivery, the “Exercise Date”) of both: (i) a duly executed electronic mail copy of the Notice of Exercise annexed hereto (or such other office or agency of the Company as it may designate by notice in writing to the registered Holder at the address of the Holder appearing on the books of the Company); and (ii) sufficient funds representing the Exercise Price, delivered by wire transfer. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant Shares available hereunder and the Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the Company for cancellation within three (3) Trading Days (as defined in the Certificate of Designations, Preferences and Rights of Series C-1 Convertible Preferred Stock, Series C-2 Convertible Preferred Stock, Series D-1 Convertible Preferred Stock and Series D-2 Convertible Preferred Stock of the Company (the “Certificate of Designations”)) of the date the final Notice of Exercise is delivered to the Company.

Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased. The Holder and the Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases. The Company shall deliver any objection to any Notice of Exercise within two (2) Trading Days of receipt of such notice. In the event of any dispute or discrepancy, the records of the Holder shall be controlling and determinative in the absence of manifest error. The Holder may provide this Warrant, or an affidavit of lost security, to the Company within a reasonable period after the delivery of any Notice of Exercise related to any partial exercise of this Warrant, and the Company, at its expense, will promptly thereafter issue and deliver to the Holder a new Warrant of like tenor, registered in the name of the Holder and exercisable, in the aggregate, for the remaining Warrant Shares available for purchase under this Warrant. The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.”

(c) Section 1(b) shall be amended and restated as follows:

“(b) Exercise Price. The exercise price of the Warrant Shares under this Warrant shall be $1,000.00 per share, subject to adjustment hereunder (the “Exercise Price”).”

(d) Section 1(c) shall be deleted in its entirety and replaced with the following: “Reserved.”

(e) Section 1(e)(ii) shall be deleted in its entirety and replaced with the following: “Reserved.”

(f) Section 1(e)(iv) shall be amended and restated as follows:

“(iv) Rescission Rights. If the Company fails to cause its transfer agent to transmit to the Holder a certificate or certificates representing the Warrant Shares pursuant to this Section 1(e) by the third (3rd) Trading Day immediately following the Warrant Share Delivery Date and the payment of the Exercise Price, then the Holder will have the right to rescind such exercise at any time until delivery of such securities.”

(g) Section 1(e)(vi) shall be amended and restated as follows:

“(vi) Charges, Taxes and Expenses. Issuance of certificates for Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event certificates for Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder; and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.”

(h) Section 3(a) shall be amended and restated as follows:

“(a) Transferability. Subject to compliance with any applicable securities laws, the conditions set forth in Section 3(d) hereof and the conditions set forth in the Purchase Agreement, this Warrant and all rights hereunder are transferable, in whole (not in part), upon surrender of this Warrant at the principal office of the Company or its designated agent, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denomination or denominations specified in such instrument of assignment and this Warrant shall promptly be cancelled. A Warrant, if properly assigned, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued.”

(i) Section 3(b) shall be amended and restated as follows:

“(b) New Warrants. This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 3(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice. All Warrants issued on transfers or exchanges shall be dated the original Issue Date and shall be identical with this Warrant except as to the number of Warrant Shares issuable pursuant thereto.”

(j) Section 5(a) shall be amended and restated as follows:

“(a) No Rights as Stockholder Until Exercise. This Warrant does not entitle the Holder to any voting rights or other rights as a stockholder of the Company prior to the exercise hereof. Upon the surrender of this Warrant and the payment of the aggregate Exercise Price, the Warrant Shares so purchased shall be and be deemed to be issued to such Holder as the record owner of such shares as of the close of business on the later of the date of such surrender and payment.”

(k) The first paragraph of Section 5(d) shall be amended and restated as follows:

“The Company covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that all Warrant Shares shall be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market (as defined in the Certificate of Designations). The Company covenants that all Warrant Shares that are required to be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).”

(l) Section 5(l) shall be amended and restated as follows:

“(l) Amendment; Waiver. No provision of this Warrant may be waived or amended on behalf of all holders of Warrants other than by a written instrument signed by the Company and the holders of Warrants entitling such holders to acquire at least 80% of the shares of Series C-2 Preferred Stock of the Company that may be acquired upon exercise in full of all then outstanding Warrants. In addition to the foregoing, no provision of this Warrant may be amended to increase the financial obligations of Holder under this Warrant other than by a written instrument signed by Holder. Nothing provided in this Section 5(l) shall limit an individual holder’s right to waive or amend any provision of any Warrant on its own behalf. The Holder acknowledges that any amendment or waiver effected in accordance with this Section 5(l) shall be binding upon the Holder (and its permitted assigns) and the Company, including, without limitation, an amendment or waiver that is not agreed to by the Holder or that has an adverse effect on any or all holders of Warrants.”

5. Exercise of Series C-22 Warrants. Each Holder hereby agrees to exercise, effective December 31, 2012, a portion of the Series C-22 Warrant held by such Holder as set forth on Schedule A hereto. The signing of this Agreement shall constitute the exercise of such Series C-22 Warrants and no exercise notice shall need to be sent to the Company to exercise such Series C-22 Warrants, as this Agreement shall constitute such notice. The Holders further agree to transfer to the Company the Exercise Price for each such Holder’s partial exercise of the Series C-22 Warrants, which such amounts of the aggregate Exercise Price for each Holder is set forth on Schedule A hereto, no later March 27, 2013.

6. Entire Agreement; Amendment. This Agreement contains the entire understanding and agreement of the parties with respect to the matters covered hereby and, except as specifically set forth herein, neither the Company nor any Holder make any representation, warranty, covenant or undertaking with respect to such matters, and they supersede all prior understandings and agreements with respect to said subject matter, all of which are merged herein. No provision of this Agreement may be waived or amended on behalf of all Holders other than by a written instrument signed by the Company and the Requisite Holders. In addition to the foregoing, no provision of this Agreement may be amended to increase the financial obligations of any Holder under this Agreement other than by a written instrument signed by such Holder. Nothing provided in this Section 6 shall limit an individual Holder’s right to waive or amend any provision of this Agreement on its own behalf. The Holders acknowledge that any waiver effected in accordance with this Section 6 shall be binding upon each Holder (and their permitted assigns) and the Company, including, without limitation, a waiver that has an adverse effect on any or all Holders.

7. Notices. Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be delivered in the manner and to the attention of the parties as set forth in the Fourth Amendment Agreement.

8. Waivers. No waiver by any party of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

9. Headings. The article, section and subsection headings in this Agreement are for convenience only and shall not constitute a part of this Agreement for any other purpose and shall not be deemed to limit or affect any of the provisions hereof.

10. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns.

11. Governing Law. To the fullest extent permitted by law, this Agreement shall be governed by and construed in accordance with the internal laws of the State of California, without giving effect to any of the conflicts of law principles which would result in the application of the substantive law of another jurisdiction. This Agreement shall not be interpreted or construed with any presumption against the party causing this Agreement to be drafted.

12. Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and shall become effective when counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart.

13. Disclosure of Transaction. The Company shall, in its Annual Report on Form 10-K, describe the material terms of the transactions contemplated hereby and thereby, with the filing of the Form 10-K and a press release to be made no later than April 1, 2013. The Company will provide representatives from Tang Capital Partners, LP and Boxer Capital, LLC with the opportunity to review and approve the language describing the transactions to be used in the 10-K and press release prior to issuance and filing, respectively, which approval will not be unreasonably withheld.

14. Severability. The provisions of this Agreement are severable and, in the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement and this Agreement shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of such provision, had never been contained herein, so that such provisions would be valid, legal and enforceable to the maximum extent possible.

15. Further Assurances. From and after the date of this Agreement, upon the request of the Holders or the Company, the Company and each Holder shall execute and deliver such instruments, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Consent, Waiver and Amendment Agreement to be duly executed by their respective authorized officers as of the date first above written.

LA JOLLA PHARMACEUTICAL COMPANY

By:	/s/ George Tidmarsh
Name: George Tidmarsh, M.D. Ph.D.
Title: President and Chief Executive Officer

[SIGNATURE PAGES CONTINUE]

IN WITNESS WHEREOF, the undersigned have caused this Consent, Waiver and Amendment Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Holder: Tang Capital Partners, LP

Signature of Authorized Signatory of Holder:	/s/ Kevin Tang

Name of Authorized Signatory: Kevin Tang

Title of Authorized Signatory: Managing Director

Email Address of Holder: kevin@tangcapital.com

Fax Number of Holder: 858 200 3837

Address for Notice of Holder:

4747 Executive Drive, Suite 510

San Diego, CA 92121

IN WITNESS WHEREOF, the undersigned have caused this Consent, Waiver and Amendment Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Holder: The Haeyoung and Kevin Tang Foundation, Inc.

Signature of Authorized Signatory of Holder:	/s/ Kevin Tang

Name of Authorized Signatory: Kevin Tang

Title of Authorized Signatory: President

Email Address of Holder: kevin@tangcapital.com

Fax Number of Holder: 858 200 3837

Address for Notice of Holder:

4747 Executive Drive, Suite 510

San Diego, CA 92121

IN WITNESS WHEREOF, the undersigned have caused this Consent, Waiver and Amendment Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Holder: Boxer Capital, LLC

Signature of Authorized Signatory of Holder:	/s/ Chris Fuglesang

Name of Authorized Signatory: Chris Fuglesang

Title of Authorized Signatory: Member

Email Address of Holder: cfuglesang@tavistock.com

Fax Number of Holder: 858 400 3101

Address for Notice of Holder:

440 Stevens Ave., Suite 100

Solana Beach, CA 92075

IN WITNESS WHEREOF, the undersigned have caused this Consent, Waiver and Amendment Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Holder: MVA Investors, LLC

Signature of Authorized Signatory of Holder:	/s/ Chris Fuglesang

Name of Authorized Signatory: Chris Fuglesang

Title of Authorized Signatory: President

Email Address of Holder: cfuglesang@tavistock.com

Fax Number of Holder: 858 400 3101

Address for Notice of Holder:

440 Stevens Ave, Suite 100

Solana Beach, CA 92075

IN WITNESS WHEREOF, the undersigned have caused this Consent, Waiver and Amendment Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Holder: RTW Investments, LLC

Signature of Authorized Signatory of Holder:	/s/ Roderick Wong

Name of Authorized Signatory: Roderick Wong

Title of Authorized Signatory: Managing Member

Email Address of Holder: rwong@rtwfunds.com

Fax Number of Holder: 646 597 6998

Address for Notice of Holder:

1350 Avenue of the Americas, 28th Floor

New York, NY 10019

Schedule A

Holder	Number of Series C-2[2] Warrants to Be Exercised	Aggregate Exercise Price of Partial Series C-2[2] Warrant Exercise
Tang Capital Partners, LP	324	$324,000.00
The Haeyoung and Kevin Tang Foundation, Inc.	15	$15,000.00
Boxer Capital, LLC	98	$98,000.00
MVA Investors, LLC	14	$14,000.00
RTW Investments, LLC	49	$49,000.00